Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER SALES UP 22% TO $35.7 BILLION
SEATTLE—(BUSINESS WIRE)—January 28, 2016—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2015.
Operating cash flow increased 74% to $11.9 billion for the trailing twelve months, compared with $6.8 billion for the trailing twelve months ended December 31, 2014. Free cash flow increased to $7.3 billion for the trailing twelve months, compared with $1.9 billion for the trailing twelve months ended December 31, 2014. Free cash flow less lease principal repayments increased to $4.7 billion for the trailing twelve months, compared with $529 million for the trailing twelve months ended December 31, 2014. Free cash flow less finance lease principal repayments and assets acquired under capital leases increased to $2.5 billion for the trailing twelve months, compared with an outflow of $2.2 billion for the trailing twelve months ended December 31, 2014.
Common shares outstanding plus shares underlying stock-based awards totaled 490 million on December 31, 2015, compared with 483 million one year ago.
Fourth Quarter 2015
Net sales increased 22% to $35.7 billion in the fourth quarter, compared with $29.3 billion in fourth quarter 2014. Excluding the $1.2 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 26% compared with fourth quarter 2014.
Operating income increased 88% to $1.1 billion in the fourth quarter, compared with operating income of $591 million in fourth quarter 2014.
Net income was $482 million in the fourth quarter, or $1.00 per diluted share, compared with net income of $214 million, or $0.45 per diluted share, in fourth quarter 2014.

Full Year 2015
Net sales increased 20% to $107.0 billion, compared with $89.0 billion in 2014. Excluding the $5.2 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the year, net sales increased 26% compared with 2014.
Operating income was $2.2 billion, compared with operating income of $178 million in 2014.
Net income was $596 million, or $1.25 per diluted share, compared with net loss of $241 million, or $0.52 per diluted share, in 2014.

“Twenty years ago, I was driving the packages to the post office myself and hoping we might one day afford a forklift. This year, we pass $100 billion in annual sales and serve 300 million customers,” said Jeff Bezos, founder and CEO of Amazon.com. “And still, measured by the dynamism we see everywhere in the marketplace and by the ever-expanding opportunities we see to invent on behalf of customers, it feels every bit like Day 1.”
Highlights

•
Fire TV remains the #1 best-selling streaming media player in the U.S., having added over 1,000 new apps, channels, and games since September, including NBC, NBC Sports, Watch HGTV, Watch Food Network, and Watch Travel Channel.

•	The $50 Fire tablet has been the #1 best-selling, most gifted, and most wished-for product across all items available on Amazon.com since its introduction 19 weeks ago.

•
The Alexa Skills Kit and Alexa Voice Service continue to attract innovative companies, with Ford, Invoxia, Vivint, Alarm.com, and Ooma announcing plans to integrate their products and services with Alexa. In addition, Alexa continues to get smarter with new features, including local search from Yelp, news sources from CNN and Bloomberg, enhanced IFTTT support, new alarm tones, and customized sports updates.

•
Last quarter, developers added over 100 new capabilities to Alexa-enabled devices. Amazon Echo and Fire TV customers can now play Jeopardy!, get stock quotes with Fidelity, hear headlines from The Huffington Post, exercise with a seven-minute workout, and test their Star Wars knowledge with a trivia quiz from Disney.

•
Amazon announced the first devices available with Amazon Dash Replenishment Service, including products from Brother, GE, and Gmate. Additionally, new brands and devices have joined the Dash Replenishment program, including Purell and Whirlpool.

•	In 2015, worldwide paid Prime memberships increased 51% — 47% in the U.S. and even faster outside the U.S.

•	Prime Video continues to grow internationally with nearly double the streaming customers compared with fourth quarter 2014.

•
The Prime-exclusive Original Series Mozart in the Jungle received two Golden Globes for Best Television Series - Musical or Comedy and Best Performance by an Actor in a Television Series - Musical or Comedy (Gael García Bernal).

•
Over the holidays Prime members made The Man in The High Castle the most watched series on Prime Video by 4.5x. The Amazon Original Series received outstanding critical acclaim, including USA Today calling it the “best new drama of the season.”

•	The second season of hit show Transparent was named as one of the top television series of 2015 by The New York Times, Variety, IndieWire, and The New Yorker.

•
Amazon Studios released its first Original Movie Chi-Raq, directed by Spike Lee, to rave reviews. The film has been included in 2015 “Best Films” lists from LA Weekly, The New Yorker, The Washington Post, Los Angeles Times, Slant, and Vulture.

•
Amazon launched the Streaming Partners Program, an over-the-top streaming subscription program that gives Prime members the option to add SHOWTIME, STARZ, and dozens more video subscriptions to their Prime membership.

•	In the fourth quarter, Prime Music streaming hours more than tripled in the U.S. compared with fourth quarter 2014.

•	Prime Music launched in Germany and Japan, offering Prime members more than one million songs and hundreds of playlists at no additional cost to their membership.

•	Since launching in December 2014 with one location, Prime Now has grown to more than 25 metropolitan areas across the U.S., U.K., Italy, and Japan.

•	Prime Same Day launched in the U.K. and Germany, offering Prime members unlimited free same-day delivery on a million items.

•	Amazon Pantry launched in the U.K., allowing Prime members to purchase daily essentials in everyday sizes and have items delivered for a low, flat-rate fee.

•	In 2015, Fulfillment by Amazon (FBA) shipped over one billion units on behalf of sellers. The number of active sellers using FBA grew more than 50%.

•	In the fourth quarter, FBA units represented nearly 50% of total third-party units.

•
Payment volume from Pay with Amazon grew more than 150% year-over-year in 2015, giving Amazon shoppers a secure way to pay on thousands of websites using information already stored in their Amazon accounts.

•
Amazon China launched the Amazon Global Store (AGS) 2.0 customer experience, which provides customers an easier and more convenient shopping experience through single login, unified shopping cart, and local payment. Additionally, AGS selection has grown to over nine million items.

•	Amazon.in was the top e-commerce site in India throughout the fourth quarter, including the busy Diwali shopping season, according to global analytics firm comScore.

•	Downloads of the Amazon.in mobile shopping app grew faster in the fourth quarter than any other e-commerce app in India, according to app analytics firm App Annie.

•	Sellers on Amazon.in sold more in the fourth quarter than in all four quarters combined in 2014.

•	Amazon Fashion, East Dane, and MyHabit return as the lead sponsor for the second season of New York Fashion Week: Men’s, hosted by The Council of Fashion Designers of America.

•
Amazon Launchpad, a program that helps startups launch, market, and distribute their products, has worked with leading venture capital firms, startup accelerators, and crowd-funding platforms to help more than 500 startups launch over 750 products in the U.S., U.K., and China.

•
Amazon entered into an agreement to support the construction and operation of Amazon Wind Farm U.S. Central, which is expected to generate approximately 320,000 megawatt hours (MWh) of wind energy on an annual basis. Amazon Wind Farm U.S. Central, combined with Amazon’s previously announced projects, Amazon Wind Farm Fowler Ridge, Amazon Solar Farm U.S. East in Virginia, and Amazon Wind Farm U.S. East in North Carolina, will be responsible for delivering more than 1.6 million MWh of additional renewable energy annually, roughly equivalent to the amount of energy required to power 150,000 U.S. homes for a year.

•
Only eight months after launch, Amazon Business, a marketplace with features and benefits tailored to businesses, serves more than 200,000 businesses ranging from small businesses to Fortune 500 companies.

•
Amazon Web Services (AWS) announced the launch of its Asia Pacific (Seoul) Region in Korea and its plans to open a new region in Canada. The AWS Cloud is now available from 32 Availability Zones across 12 geographic regions worldwide, with another five AWS Regions (and 11 Availability Zones) in Canada, China, India, Ohio, and the U.K. expected to be available in the coming year.

•	AWS announced the general availability of Amazon WorkMail, a secure, managed business email and calendaring service with support for existing desktop and mobile email clients.

•
AWS announced the general availability of AWS IoT, a managed cloud platform that lets billions of connected devices — such as mobile phones, cars, factory floors, aircraft engines, sensor grids, and more — easily and securely interact with cloud applications and other devices. AWS IoT can support trillions of messages, and can process, route, and keep track of those messages to AWS endpoints and other devices reliably and securely, even when the devices aren’t connected.

•
AWS announced AWS Certificate Manager (ACM), a new service that enables customers to easily provision, manage, and deploy Secure Sockets Layer/Transport Layer Security (SSL/TLS) certificates for use with AWS services. SSL/TLS certificates are used to secure network communications and establish the identity of websites over the Internet. Certificates, which typically cost between $45 and $499, are provided to AWS customers free of charge through ACM and are verified by Amazon’s certificate authority, Amazon Trust Services.

•
AWS launched EC2 Scheduled Reserved Instances, allowing customers to reserve capacity for their applications that run on a part-time, recurring basis with a daily, weekly, or monthly schedule over the course of a one-year term.

•	AWS announced 722 significant new services and features in 2015, a 40% increase over 2014.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of January 28, 2016, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.
First Quarter 2016 Guidance

•	Net sales are expected to be between $26.5 billion and $29.0 billion, or to grow between 17% and 28% compared with first quarter 2015.

•	Operating income is expected to be between $100 million and $700 million, compared with $255 million in first quarter 2015.

•
This guidance includes approximately $600 million for stock-based compensation and other operating expense (income), net. It assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon.com opened on the World Wide Web in July 1995. The company is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit www.amazon.com/about.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

	(unaudited)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$10,709	$5,258	$14,557	$8,658
OPERATING ACTIVITIES:
Net income (loss)	482	214	596	(241)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	1,752	1,379	6,281	4,746
Stock-based compensation	606	408	2,119	1,497
Other operating expense (income), net	35	36	155	129
Losses (gains) on sales of marketable securities, net	1	—	5	(3)
Other expense (income), net	79	78	245	62
Deferred income taxes	190	185	81	(316)
Excess tax benefits from stock-based compensation	93	115	(119)	(6)
Changes in operating assets and liabilities:
Inventories	(1,343)	(1,139)	(2,187)	(1,193)
Accounts receivable, net and other	(1,178)	(1,104)	(1,755)	(1,039)
Accounts payable	6,140	5,053	4,294	1,759
Accrued expenses and other	1,836	1,451	913	706
Additions to unearned revenue	2,422	1,378	7,401	4,433
Amortization of previously unearned revenue	(2,303)	(1,339)	(6,109)	(3,692)
Net cash provided by (used in) operating activities	8,812	6,715	11,920	6,842
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development, net	(1,309)	(1,144)	(4,589)	(4,893)
Acquisitions, net of cash acquired, and other	(317)	(53)	(795)	(979)
Sales and maturities of marketable securities	1,135	355	3,025	3,349
Purchases of marketable securities	(1,359)	(1,623)	(4,091)	(2,542)
Net cash provided by (used in) investing activities	(1,850)	(2,465)	(6,450)	(5,065)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	(93)	(115)	119	6
Proceeds from long-term debt and other	93	5,981	353	6,359
Repayments of long-term debt and other	(940)	(183)	(1,652)	(513)
Principal repayments of capital lease obligations	(724)	(406)	(2,462)	(1,285)
Principal repayments of finance lease obligations	(26)	(68)	(121)	(135)
Net cash provided by (used in) financing activities	(1,690)	5,209	(3,763)	4,432
Foreign-currency effect on cash and cash equivalents	(91)	(160)	(374)	(310)
Net increase (decrease) in cash and cash equivalents	5,181	9,299	1,333	5,899
CASH AND CASH EQUIVALENTS, END OF PERIOD	$15,890	$14,557	$15,890	$14,557
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$148	$36	$325	$91
Cash paid for interest on capital and finance lease obligations	44	29	153	86
Cash paid for income taxes (net of refunds)	73	30	273	177
Property and equipment acquired under capital leases	1,332	1,214	4,717	4,008
Property and equipment acquired under build-to-suit leases	163	214	544	920

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

	(unaudited)
Net product sales	$26,618	$23,102	$79,268	$70,080
Net service sales	9,129	6,226	27,738	18,908
Total net sales	35,747	29,328	107,006	88,988
Operating expenses (1):
Cost of sales	24,341	20,671	71,651	62,752
Fulfillment	4,546	3,424	13,410	10,766
Marketing	1,755	1,526	5,254	4,332
Technology and content	3,571	2,635	12,540	9,275
General and administrative	390	442	1,747	1,552
Other operating expense (income), net	36	39	171	133
Total operating expenses	34,639	28,737	104,773	88,810
Income from operations	1,108	591	2,233	178
Interest income	13	8	50	39
Interest expense	(115)	(74)	(459)	(210)
Other income (expense), net	(68)	(96)	(256)	(118)
Total non-operating income (expense)	(170)	(162)	(665)	(289)
Income (loss) before income taxes	938	429	1,568	(111)
Provision for income taxes	(453)	(205)	(950)	(167)
Equity-method investment activity, net of tax	(3)	(10)	(22)	37
Net income (loss)	$482	$214	$596	$(241)
Basic earnings per share	$1.03	$0.46	$1.28	$(0.52)
Diluted earnings per share	$1.00	$0.45	$1.25	$(0.52)
Weighted-average shares used in computation of earnings per share:
Basic	470	464	467	462
Diluted	481	472	477	462
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$137	$97	$482	$375
Marketing	57	34	190	125
Technology and content	364	226	1,224	804
General and administrative	48	51	223	193

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

	(unaudited)
Net income (loss)	$482	$214	$596	$(241)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $7, $(3), $10, and $(3)	(40)	(116)	(210)	(325)
Net change in unrealized gains (losses) on available-for-sale securities:
Unrealized gains (losses), net of tax of $1, $1, $(5), and $1	(9)	2	(7)	2
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $(1), $0, and $(1)	1	(2)	5	(3)
Net unrealized gains (losses) on available-for-sale securities	(8)	—	(2)	(1)
Total other comprehensive income (loss)	(48)	(116)	(212)	(326)
Comprehensive income (loss)	$434	$98	$384	$(567)

AMAZON.COM, INC.
Segment Information
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

	(unaudited)
North America
Net sales	$21,501	$17,333	$63,708	$50,834
Segment operating expenses (1)	20,498	16,600	60,957	49,542
Segment operating income (loss)	$1,003	$733	$2,751	$1,292
International
Net sales	$11,841	$10,575	$35,418	$33,510
Segment operating expenses (1)	11,781	10,510	35,509	33,654
Segment operating income (loss)	$60	$65	$(91)	$(144)
AWS
Net sales	$2,405	$1,420	$7,880	$4,644
Segment operating expenses (1)	1,718	1,180	6,017	3,984
Segment operating income (loss)	$687	$240	$1,863	$660
Consolidated
Net sales	$35,747	$29,328	$107,006	$88,988
Segment operating expenses (1)	33,997	28,290	102,483	87,180
Segment operating income (loss)	1,750	1,038	4,523	1,808
Stock-based compensation	(606)	(408)	(2,119)	(1,497)
Other operating income (expense), net	(36)	(39)	(171)	(133)
Income from operations	1,108	591	2,233	178
Total non-operating income (expense)	(170)	(162)	(665)	(289)
Provision for income taxes	(453)	(205)	(950)	(167)
Equity-method investment activity, net of tax	(3)	(10)	(22)	37
Net income (loss)	$482	$214	$596	$(241)
Segment Highlights:
Y/Y net sales growth:
North America	24%	21%	25%	23%
International	12	3	6	12
AWS	69	47	70	49
Consolidated	22	15	20	20
Net sales mix:
North America	60%	59%	60%	57%
International	33	36	33	38
AWS	7	5	7	5
Consolidated	100%	100%	100%	100%
______________________________

(1)	Excludes stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

	(unaudited)
Net Sales:
North America
Media	$3,931	$3,544	$12,483	$11,567
Electronics and other general merchandise	17,325	13,529	50,401	38,517
Other (1)	245	260	824	750
Total North America	$21,501	$17,333	$63,708	$50,834
International
Media	$3,292	$3,406	$10,026	$10,938
Electronics and other general merchandise	8,491	7,109	25,196	22,369
Other (1)	58	60	196	203
Total International	$11,841	$10,575	$35,418	$33,510
Year-over-year Percentage Growth:
North America
Media	11%	1%	8%	7%
Electronics and other general merchandise	28	27	31	28
Other	(6)	28	10	22
Total North America	24	21	25	23
International
Media	(3)%	(8)%	(8)%	—%
Electronics and other general merchandise	19	10	13	19
Other	(3)	(6)	(3)	(3)
Total International	12	3	6	12
Year-over-year Percentage Growth, excluding the effect of foreign exchange rates:
North America
Media	12%	1%	8%	7%
Electronics and other general merchandise	28	27	31	29
Other	(6)	28	10	22
Total North America	24	21	26	23
International
Media	5%	(1)%	4%	2%
Electronics and other general merchandise	31	19	29	21
Other	5	1	10	(3)
Total International	22	12	21	14
______________________________

(1)	Includes sales from non-retail activities, such as certain advertising services and our co-branded credit card agreements.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$15,890	$14,557
Marketable securities	3,918	2,859
Inventories	10,243	8,299
Accounts receivable, net and other	6,423	5,612
Total current assets	36,474	31,327
Property and equipment, net	21,838	16,967
Goodwill	3,759	3,319
Other assets	3,373	2,892
Total assets	$65,444	$54,505
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,397	$16,459
Accrued expenses and other	10,384	9,807
Unearned revenue	3,118	1,823
Total current liabilities	33,899	28,089
Long-term debt	8,235	8,265
Other long-term liabilities	9,926	7,410
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 494 and 488
Outstanding shares — 471 and 465	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	13,394	11,135
Accumulated other comprehensive loss	(723)	(511)
Retained earnings	2,545	1,949
Total stockholders’ equity	13,384	10,741
Total liabilities and stockholders’ equity	$65,444	$54,505

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$6,842	$7,845	$8,980	$9,823	$11,920	74%
Operating cash flow -- TTM Y/Y growth (decline)	25%	47%	69%	72%	74%	N/A
Purchases of property and equipment, including internal-use software and website development, net -- TTM	$4,893	$4,684	$4,607	$4,424	$4,589	(6)%
Principal repayments of capital lease obligations -- TTM	$1,285	$1,537	$1,832	$2,144	$2,462	92%
Principal repayments of finance lease obligations -- TTM	$135	$132	$155	$163	$121	(11)%
Property and equipment acquired under capital leases -- TTM	$4,008	$4,246	$4,710	$4,599	$4,717	18%
Free cash flow -- TTM (1)	$1,949	$3,161	$4,373	$5,399	$7,331	276%
Invested capital (2)	$21,021	$23,090	$25,289	$27,425	$29,694	41%
Free cash flow less lease principal repayments -- TTM (3)	$529	$1,492	$2,386	$3,092	$4,748	797%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (4)	$(2,194)	$(1,217)	$(492)	$637	$2,493	N/A
Common shares and stock-based awards outstanding	483	483	488	489	490	1%
Common shares outstanding	465	466	468	469	471	1%
Stock-based awards outstanding	18	17	20	20	19	7%
Stock-based awards outstanding -- % of common shares outstanding	3.8%	3.8%	4.4%	4.3%	4.1%	N/A
Results of Operations
Worldwide (WW) net sales	$29,328	$22,717	$23,185	$25,358	$35,747	22%
WW net sales -- Y/Y growth, excluding F/X	18%	22%	27%	30%	26%	N/A
WW net sales -- TTM	$88,988	$91,963	$95,808	$100,588	$107,006	20%
WW net sales -- TTM Y/Y growth, excluding F/X	20%	20%	22%	24%	26%	N/A
Operating income (loss)	$591	$255	$464	$406	$1,108	88%
Operating income/loss -- Y/Y growth (decline), excluding F/X	22%	90%	N/A	N/A	84%	N/A
Operating margin -- % of WW net sales	2.0%	1.1%	2.0%	1.6%	3.1%	N/A
Operating income (loss) -- TTM	$178	$287	$765	$1,715	$2,233	N/A
Operating income/loss -- TTM Y/Y growth (decline), excluding F/X	(79)%	(56)%	35%	N/A	N/A	N/A
Operating margin -- TTM % of WW net sales	0.2%	0.3%	0.8%	1.7%	2.1%	N/A
Net income (loss)	$214	$(57)	$92	$79	$482	125%
Net income (loss) per diluted share	$0.45	$(0.12)	$0.19	$0.17	$1.00	121%
Net income (loss) -- TTM	$(241)	$(405)	$(188)	$328	$596	N/A
Net income (loss) per diluted share -- TTM	$(0.52)	$(0.88)	$(0.41)	$0.69	$1.25	N/A
______________________________

(1)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net” which is included in cash flow from investing activities.

(2)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.

(3)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(4)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Y/Y % Change
Segments
North America Segment:
Net sales	$17,333	$13,406	$13,796	$15,006	$21,501	24%
Net sales -- Y/Y growth, excluding F/X	21%	24%	26%	29%	24%	N/A
Net sales -- TTM	$50,834	$53,432	$56,233	$59,540	$63,708	25%
Operating income (loss)	$733	$517	$703	$528	$1,003	37%
Operating income/loss -- Y/Y growth (decline), excluding F/X		77%	111%	N/A	36%	N/A
Operating margin -- % of North America net sales	4.2%	3.9%	5.1%	3.5%	4.7%	N/A
Operating income (loss) -- TTM	$1,292	$1,520	$1,893	$2,480	$2,751	113%
Operating margin -- TTM % of North America net sales	2.5%	2.8%	3.4%	4.2%	4.3%	N/A
International Segment:
Net sales	$10,575	$7,745	$7,565	$8,267	$11,841	12%
Net sales -- Y/Y growth, excluding F/X	12%	14%	22%	24%	22%	N/A
Net sales -- TTM	$33,510	$33,371	$33,598	$34,154	$35,418	6%
Net sales -- TTM % of WW net sales	38%	36%	35%	34%	33%	N/A
Operating income (loss)	$65	$(76)	$(19)	$(56)	$60	(7)%
Operating income/loss -- Y/Y growth (decline), excluding F/X		N/A	N/A	N/A	65%	N/A
Operating margin -- % of International net sales	0.6%	(1.0)%	(0.2)%	(0.7)%	0.5%	N/A
Operating income (loss) -- TTM	$(144)	$(188)	$(205)	$(86)	$(91)	(36)%
Operating margin -- TTM % of International net sales	(0.4)%	(0.6)%	(0.6)%	(0.3)%	(0.3)%	N/A
AWS Segment:
Net sales	$1,420	$1,566	$1,824	$2,085	$2,405	69%
Net sales -- Y/Y growth, excluding F/X	47%	49%	81%	78%	69%	N/A
Net sales -- TTM	$4,644	$5,160	$5,977	$6,894	$7,880	70%
Net sales -- TTM % of WW net sales	5%	6%	6%	7%	7%	N/A
Operating income (loss)	$240	$265	$391	$521	$687	186%
Operating income/loss -- Y/Y growth (decline), excluding F/X		(13)%	314%	353%	161%	N/A
Operating margin -- % of AWS net sales	16.9%	16.9%	21.4%	25.0%	28.5%	N/A
Operating income (loss) -- TTM	$660	$680	$993	$1,417	$1,863	182%
Operating margin -- TTM % of AWS net sales	14.2%	13.2%	16.6%	20.6%	23.6%	N/A
Consolidated Segments:
Operating expenses (5)	$28,290	$22,011	$22,110	$24,365	$33,997	20%
Operating expenses -- TTM (5)	$87,180	$89,951	$93,126	$96,777	$102,483	18%
Operating income (loss)	$1,038	$706	$1,075	$993	$1,750	69%
Operating income/loss -- Y/Y growth (decline), excluding F/X	22%	45%	168%	N/A	67%	N/A
Operating margin -- % of Consolidated sales	3.5%	3.1%	4.6%	3.9%	4.9%	N/A
Operating income (loss) -- TTM	$1,808	$2,012	$2,682	$3,811	$4,523	150%
Operating income/loss -- TTM Y/Y growth (decline), excluding F/X	(10)%	(1)%	34%	134%	149%	N/A
Operating margin -- TTM % of Consolidated net sales	2.0%	2.2%	2.8%	3.8%	4.2%	N/A
______________________________

(5)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$3,544	$2,969	$2,620	$2,963	$3,931	11%
Media -- Y/Y growth, excluding F/X	1%	5%	7%	9%	12%	N/A
Media -- TTM	$11,567	$11,711	$11,867	$12,096	$12,483	8%
Electronics and other general merchandise	$13,529	$10,250	$10,987	$11,840	$17,325	28%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	27%	31%	32%	35%	28%	N/A
Electronics and other general merchandise -- TTM	$38,517	$40,938	$43,559	$46,606	$50,401	31%
Electronics and other general merchandise -- TTM % of North America net sales	76%	77%	77%	78%	79%	N/A
Other	$260	$187	$189	$203	$245	(6)%
Supplemental International Segment Net Sales:
Media	$3,406	$2,320	$2,094	$2,320	$3,292	(3)%
Media -- Y/Y growth, excluding F/X	(1)%	2%	3%	6%	5%	N/A
Media -- TTM	$10,938	$10,615	$10,329	$10,140	$10,026	(8)%
Electronics and other general merchandise	$7,109	$5,378	$5,425	$5,901	$8,491	19%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	19%	21%	31%	32%	31%	N/A
Electronics and other general merchandise -- TTM	$22,369	$22,559	$23,072	$23,814	$25,196	13%
Electronics and other general merchandise -- TTM % of International net sales	67%	68%	69%	70%	71%	N/A
Other	$60	$47	$46	$46	$58	(3)%
Balance Sheet
Cash and marketable securities -- ending	$17,416	$13,781	$14,001	$14,428	$19,808	14%
Inventory, net -- ending	$8,299	$7,369	$7,470	$8,981	$10,243	23%
Inventory turnover, average -- TTM	8.6	8.8	8.9	8.6	8.5	(2)%
Property and equipment, net -- ending	$16,967	$17,736	$19,479	$20,636	$21,838	29%
Accounts payable -- ending	$16,459	$11,917	$12,391	$14,437	$20,397	24%
Accounts payable days -- ending	73	70	74	79	77	5%
Other
WW shipping revenue	$1,701	$1,299	$1,399	$1,494	$2,328	37%
WW shipping revenue - % of net sales (6)	6.1%	6.1%	6.6%	6.4%	7.0%	N/A
WW shipping costs	$3,049	$2,309	$2,340	$2,720	$4,170	37%
WW shipping costs - % of net sales (6)	10.9%	10.9%	11.0%	11.7%	12.5%	N/A
WW net shipping costs	$1,348	$1,010	$941	$1,226	$1,842	37%
WW net shipping costs -- % of WW net sales (6)	4.8%	4.8%	4.4%	5.3%	5.5%	N/A
WW paid units -- Y/Y growth	20%	20%	22%	26%	26%	N/A
WW seller unit mix -- % of WW paid units	43%	44%	45%	46%	47%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	154,100	165,000	183,100	222,400	230,800	50%
______________________________

(6)	Includes North America and International segment net sales.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique e-mail addresses that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.amazon.nl, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Phil Hardin, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr